EXHIBIT 99.1

At eGames, Inc.                 At The Financial Relations Board:
---------------                 ---------------------------------
Jerry Klein,                    Glenn Sapadin (212) 661-8030 (General Inquiries)
President & CEO                 Jean Young (212) 661-8030 (Investor Inquiries)
(215) 750-6606 (Ext. 118)       Deanne Eagle (212) 661-8030 (Media Inquiries)
Tom Murphy,
Vice President & CFO
(215) 750-6606 (Ext. 113)

For Immediate Release

          eGames Announces Fiscal Third Quarter 2000 Financial Results

Langhorne, PA - May 1, 2000 -- eGames, Inc. (Nasdaq: EGAM), a leading publisher and developer of Family Friendly(TM), value-priced software games for players of all ages, today announced results for the third fiscal quarter and nine months ended March 31, 2000. These results are consistent with the Company's announcement of April 17th.

Net sales for the quarter ended March 31, 2000 were $1.9 million, versus net sales of $2.5 million for the comparable quarter a year earlier, a decrease of 24%. The Company's net loss for the third fiscal quarter was $797,480, or $0.08 per diluted share, versus net income of $75,254, or $0.01 per diluted share, for the third quarter a year earlier.

As previously announced, the decline in net sales was a result of higher than expected product returns in the Company's new food and drug distribution channels during the quarter combined with the challenging business conditions in the consumer entertainment software marketplace. At the same time, eGames' entry into new distribution channels resulted in higher selling, general and administrative expenses associated with increased promotional expenses.

NINE-MONTH RESULTS
------------------

Net sales for the nine months ended March 31, 2000 increased 22% to $10.6 million, versus net sales of $8.6 million for the same period a year earlier. Higher net sales reflect strong sell through at traditional retail outlets, both domestically and abroad, as well as the Company's entry into more than 24 new retail chains compared to the number of retail chains at which the Company's products were sold as of March 31, 1999.

Net income for the first nine months of fiscal 2000 was $380,467, or $0.04 per diluted share, versus net income of $1,325,589, or $0.13 per diluted share, for the comparable nine-month period of fiscal 1999. Of note, bottom-line results for the first nine months of fiscal 2000 reflect a significant increase in selling, general and administrative expenses as a result of the Company's announced April 1999 transition to a new distribution strategy, which involved establishing direct selling relationships with retailers and working with a network of non-exclusive distributors in the North American markets. According to Jerry Klein, President and CEO of eGames, "The higher than anticipated product returns are primarily the result of entering the non-traditional software markets in food and drug retail stores. With a solid year of experience in these markets, we believe that we now have a more accurate picture of the product needs of these retail partners and will adjust our future shipping volumes and estimates for return provisions accordingly.

"We continue to aggressively implement our business strategy as we pursue our long-term growth objectives," continued Mr. Klein. "Two of our key growth initiatives are our branded browser promotional program and our `Store Within A Store' strategies and we continue to focus on bringing these strategies to market in the near term. We look at these initiatives as potential sources of new revenue streams and as terrific branding opportunities, while maintaining our confidence that we have the right product mix and development network to grow our core software gaming business.

eGames, Inc., headquartered in Langhorne, PA, develops, publishes and markets a diversified line of personal computer software primarily for consumer entertainment and personal productivity. The Company promotes the eGames(TM), Game Master Series(TM), Multi-Pack and Galaxy of Home Office Help(TM) brand names in order to generate customer loyalty, encourage repeat purchases and differentiate the eGames Software products to retailers and consumers.

Additional information regarding eGames, Inc. can be found on the Company's web site at www.egames.com.



This press release contains certain forward-looking statements, including without limitation, statements regarding the anticipated product needs of food and drug retailers and the accuracy of the Company's adjustments to future shipping volumes and product return provisions; the Company's expectation of bringing its branded browser promotional program and `Store Within A Store' strategy to market in the near term and the potential for these programs to result in new revenue streams; and the ability of the Company to grow its core software gaming business. The actual results achieved by eGames and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the following important factors, among others, could cause the Company's actual results to differ materially from those expressed in this press release: successful sell-through results for the Company's products at retail stores and the ability of the Company to accurately estimate sell-through volume when an order is shipped; the amount of unsold product that is returned to the Company by retail stores; the Company's ability to accurately predict the amount of product returns that will occur and the adequacy of the reserves established for such returns; the Company's ability to successfully sell its branded browser program and its "Store within a Store" strategy on commercially acceptable terms; the Company's ability to continue to enter into new distribution and direct sales relationships on commercially acceptable terms as well as the ability to generate continued sales within existing retail relationships; increased selling, general and administrative costs, including increased legal expenses; the allocation of adequate shelf space for the Company's products in major chain retail stores; downward pricing pressure; fluctuating costs of developing, producing and marketing the Company's products; the Company's ability to license or develop quality content for its products; the timeliness and success of developing and selling products; the acceptance by the market of the Company's products; and various other risk factors described in the Company's reports, including Form 10-KSB for the year ended June 30, 1999 and Form 10-QSB for the quarter ended December 31, 1999, filed by eGames with the Securities and Exchange Commission.



                            -financial tables follow-
                                  eGames, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                    Three months ended         Nine months ended
                                                        March 31,                   March 31,
                                               --------------------------   -------------------------

                                                   2000           1999          2000         1999
                                                   ----           ----          ----         ----
Net sales                                      $ 1,923,600    $ 2,521,715   $10,562,565   $ 8,639,041

Cost of sales                                      832,858        937,492     3,997,803     2,954,800
                                               -----------    -----------   -----------   -----------

Gross profit                                     1,090,742      1,584,223     6,564,762     5,684,241

Operating expenses:
     Product development                           201,479        260,534       665,071       703,166
     Selling, general and administrative         1,848,215      1,165,769     5,429,217     3,464,272
                                               -----------    -----------   -----------   -----------

        Total operating expenses                 2,049,694      1,426,303     6,094,288     4,167,438
                                               -----------    -----------   -----------   -----------

Operating income (loss)                           (958,952)       157,920       470,474     1,516,803

Interest expense, net                                1,634          8,146        11,711        32,427
                                               -----------    -----------   -----------   -----------

Income (loss) before income taxes                 (960,586)       149,774       458,763     1,484,376

Provision (benefit) for income taxes              (163,106)        74,520        78,296       158,787
                                               -----------    -----------   -----------   -----------

Net income (loss)                             ($   797,480)   $    75,254   $   380,467   $ 1,325,589
                                               ===========    ===========   ===========   ===========




Net income (loss) per common share:
            - basic                           ( $     0.08)   $      0.01   $      0.04   $      0.14
                                               ===========    ===========   ===========   ===========
            - diluted                         ( $     0.08)   $      0.01   $      0.04   $      0.13
                                               ===========    ===========   ===========   ===========

Weighted average common shares
     outstanding - basic                         9,745,820      9,467,659     9,692,426     9,459,673

Dilutive effect of common stock equivalents          - 0 -        762,102       422,848       427,189
                                               -----------    -----------   -----------   -----------
Weighted average common shares
     outstanding - diluted                       9,745,820     10,229,761    10,115,274     9,886,862
                                               ===========    ===========   ===========   ===========


                                  eGames, Inc.
                           Consolidated Balance Sheet
                                   (Unaudited)

                                                                  As of
                                                                 March 31,
                                     ASSETS                        2000
                                     ------                        ----

Current assets:
   Cash and cash equivalents                                    $   601,291
   Accounts receivable, net of allowances totaling $2,923,980     3,179,966
   Inventory                                                      2,281,456
   Prepaid expenses                                                 128,246
                                                                -----------
          Total current assets                                    6,190,959

Furniture and equipment, net                                        379,599
Other assets                                                        347,250
                                                                -----------
          Total assets                                          $ 6,917,808
                                                                ===========


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Note payable                                                 $    53,610
   Accounts payable                                               1,646,650
   Revolving line of credit                                         500,000
   Accrued expenses                                                 540,231
   Capital lease obligations                                         21,329
                                                                -----------
          Total current liabilities                               2,761,820

Capital lease obligations                                             6,616
Note payable                                                        134,220
Convertible subordinated debt                                       150,000
                                                                -----------
          Total liabilities                                       3,052,656

Stockholders' equity:

   Common stock, no par value (40,000,000 shares authorized;
          9,981,875 issued and 9,749,975 outstanding)             9,134,234
   Additional paid in capital                                     1,148,550
   Accumulated deficit                                           (5,887,701)
   Treasury stock, at cost - 231,900 shares                        (501,417)
   Accumulated other comprehensive loss                             (28,514)
                                                                -----------
          Total stockholders' equity                              3,865,152
                                                                -----------
          Total liabilities and stockholders' equity            $ 6,917,808
                                                                ===========

